                                                                      Exhibit 11
                                                                      ----------

                         CENTOCOR, INC. AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                   FOR THE THREE YEARS ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

Computation of Earnings (Loss) Per Common Share


  For the Years ended December 31,                                   1997           1996            1995
                                                                  ----------    -----------     -----------
  Earnings (loss)

           Income (loss) from continuing operations before
             loss on sale of facility, extraordinary gain,
             special charges and litigation                          $15,695       ($13,468)       ($51,740)
           Loss on sale of facility and related business             ($4,565)             -               -
           Net gain on extinguishment of debt                              -            705               -
           Special charges                                                 -              -          (1,642)
           Litigation settlement                                           -              -          (3,750)
                                                                   ----------    -----------     -----------

           Net income (loss) available to common stock               $11,130       ($12,763)       ($57,132)
                                                                   ==========    ===========     ===========

  Shares

           Weighted average number of common shares
             outstanding                                              69,809         66,475          58,207
                                                                   ==========    ===========     ===========

           Weighted average common and dilutive
             equivalent shares outstanding                            71,770         66,475          58,207
                                                                   ==========    ===========     ===========

  Basic earnings (loss) per common share:

           Income (loss) from continuing operations before
             loss on sale of facility, extraordinary gain,
             special charges and litigation                            $0.22          (0.20)         ($0.89)
           Loss on sale of facility and related business              ($0.06)             -               -
           Net gain on extinguishment of debt                              -           0.01               -
           Special charges                                                 -              -           (0.03)
           Litigation settlement                                           -              -           (0.06)
                                                                   ----------    -----------     -----------

           Net earnings (loss)                                         $0.16         ($0.19)         ($0.98)
                                                                   ==========    ===========     ===========


  Diluted earnings (loss) per common share:

           Income (loss) from continuing operations before
             loss on sale of facility, extraordinary gain,
             special charges and litigation                            $0.22         ($0.20)         ($0.89)
           Loss on sale of facility and related business              ($0.06)             -               -
           Net gain on extinguishment of debt                              -           0.01               -
           Special charges                                                 -              -           (0.03)
           Litigation settlement                                           -              -           (0.06)
                                                                   ----------    -----------     -----------

           Net earnings (loss)                                         $0.16         ($0.19)         ($0.98)
                                                                   ==========    ===========     ===========

           The computation of basic earnings or loss per share in each period is based on the weighted average number of common shares outstanding. When dilutive, stock options and warrants are included as share equivalents using the treasury stock method and are included in the calculation of diluted per share data. Convertible Debentures are not considered share equivalents and are not included in the calculation of basic or diluted per share data but would be included in the calculation of diluted per share data if their effect is dilutive.